UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 14, 2005


                             INFOSEARCH MEDIA, INC.
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             (Exact Name of Registrant as Specified in its Charter)


          Delaware                   333-97385                    90-0002618
----------------------------        -----------              -------------------
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
     of Incorporation)              File Number)             Identification No.)


                               4086 Del Rey Avenue
                        Marina Del Rey, California 90292
                                 (310) 437-7380
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 (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2005, the Board of Directors of InfoSearch Media, Inc. (the "Company") granted to George Lichter, its chief executive officer, under the Company's 2004 Stock Option Plan (the "Plan"), a restricted stock award representing 675,000 shares of common stock of the Company (the "Common Stock"), of which 225,000 shares will vest on January 4, 2006 and the remaining shares will vest in three installments of 150,000 shares each on February 23, 2006, April 23, 2006 and August 23, 2006, provided that Mr. Lichter's employment has not been terminated by the Company for cause or Mr. Lichter has not terminated his employment for other than good reason under circumstances where he has also resigned from the Board. In addition, the Board also determined that Mr. Lichter's bonus for a portion of the third quarter and for the fourth quarter of 2005 was $52,988 for achieving certain target milestones.

On December 14, 2005, Board of Directors also granted to Claudio Pinkus, its executive chairman and a director of the Company, under the Plan, a restricted stock award representing 675,000 shares of Common Stock, of which 225,000 shares will vest on January 4, 2006 and the remaining shares will vest in three installments of 150,000 shares each on February 23, 2006, April 23, 2006 and August 23, 2006, provided that Mr. Pinkus' consulting service has not been terminated by the Company for cause or Mr. Pinkus has not terminated his consulting service for other than good reason under circumstances where he has also resigned from the Board. In addition, the Board also determined that Mr. Pinkus' bonus for a portion of the third quarter and for the fourth quarter of 2005 was $35,325 for achieving certain target milestones.

On December 14, 2005, Board of Directors granted to Frank Knuettel, its chief financial officer, under the Plan, a restricted stock award representing 167,500 shares of Common Stock, and options to purchase 82,500 shares of common stock. The restricted stock award and options will both vest as follows: 25% of the shares will vest on January 4, 2006, 12.5% of the shares will vest on July 7, 2006 and the remaining shares will vest over three years in equal, monthly installments, ending on December 14, 2008, provided that Mr. Knuettel's employment has not been terminated by the Company for cause or Mr. Knuettel has not terminated his employment for other than good reason. In addition, the Board also determined that Mr. Knuettel bonus for the year of 2005 was $52,500 for meeting certain target milestones.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2005, the Board of Directors of the Company approved and adopted an amendment to Article V, Section 5.3 of the Company's Amended and Restated Bylaws to create the position of "Executive Chairman." The text of the amended
Article V, Section 5.3 of the Company's Amended and Restated Bylaws is set forth as Exhibit 3.1 to this Form 8-K. The Board of Directors appointed Mr. Pinkus to this role of Executive Chairman.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

         Exhibit            Description

         Exhibit 3.1 Amendment to Amended and Restated Bylaws of InfoSearch Media, Inc. dated December 14, 2005.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                INFOSEARCH MEDIA, INC.


DATE:  December 20, 2005                        By: /s/ Frank Knuettel, II
                                                   ------------------------
                                                   Frank Knuettel, II
                                                   Chief Financial Officer

                                  EXHIBIT INDEX

         Exhibit            Description
         -------            -----------

         Exhibit 3.1 Amendment to Amended and Restated Bylaws of InfoSearch Media, Inc. dated December 14, 2005.